UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On October 9, 2019 (the “Closing Date”), pursuant to the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, by and among SJW Group, a Delaware corporation (the “Company”), Hydro Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Connecticut Water Service, Inc., a Connecticut corporation (“CTWS”), the Company completed the previously announced acquisition of CTWS through the merger of Merger Sub with and into CTWS (the “Merger”), with CTWS surviving the Merger as a wholly owned subsidiary of the Company. The Merger became effective upon the filing of the certificate of merger with the Secretary of the State of the State of Connecticut on the Closing Date (the “Effective Time”).

On and subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger, each share of common stock, without par value, of CTWS (each, a “CTWS Common Share”), other than CTWS Common Shares directly or indirectly owned by the Company, Merger Sub, CTWS or any of their respective subsidiaries (in each case, other than any CTWS Common Shares held on behalf of third parties), issued and outstanding immediately prior to the Effective Time was automatically converted into and represents only the right to receive an amount in cash equal to $70.00 per CTWS Common Share, payable without interest. At the Effective Time, all CTWS Common Shares ceased to be outstanding, were cancelled and ceased to exist.

The Merger Agreement amended and restated in its entirety the Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2018, by and among the Company, Merger Sub and CTWS, which amended and restated in its entirety the Agreement and Plan of Merger, dated as of March 14, 2018, by and among the Company, Merger Sub and CTWS.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K on August 6, 2018, and which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2019, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers listed in the Note Purchase Agreement (collectively the “Purchasers”), pursuant to which the Company sold an aggregate principal amount of $310 million of its 3.05% Senior Notes, Series 2019A, due November 1, 2029, $75 million of its 3.15% Senior Notes, Series 2019B, due November 1, 2031, and $125 million of its 3.53% Senior Notes, Series 2019C, due November 1, 2039 (collectively, the “Notes”). The Notes are unsecured obligations of the Company. Interest is payable semi-annually in arrears on May 1st and November 1st of each year. The Note Purchase Agreement contains customary representations and warranties. Under the Note Purchase Agreement, the Company is required to comply with certain customary affirmative and negative covenants for as long as the Notes are outstanding. The Notes are also subject to customary events of default, the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable. The closing occurred simultaneously with the signing of the Note Purchase Agreement.

The Notes were sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

The aggregate consideration paid by the Company in the Merger to CTWS’s shareholders is approximately $838 million in cash. The source of the funds for the consideration paid by the Company in the Merger to CTWS’s shareholders was a combination of equity and debt financing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, as of the Effective Time, the board of directors of the Company was expanded by three seats and Mary Ann Hanley, Heather Hunt and Carol P. Wallace were appointed as directors of the Company.

As of the Effective Time, Mary Ann Hanley was appointed as a member of the Nomination & Governance Committee and Audit Committee, Heather Hunt was appointed as a member of the Nominating & Governance Committee and Executive Compensation Committee, and Carol P. Wallace was appointed as a member of the Sustainability Committee and Finance Committee.

Mary Ann Hanley, Heather Hunt and Carol P. Wallace will participate in the non-employee director compensation program of the Company and its subsidiaries, as more fully set forth under the Company’s Amended and Restated Director Compensation and Reimbursement Policy, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference. As part of the non-employee compensation program, Mary Ann Hanley, Heather Hunt and Carol P. Wallace will participate in the Company’s Formulaic Equity Award Program for Non-Employee Board Members under the Long-Term Incentive Plan, as more fully set forth under the heading of “Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2019. In addition, the Company entered into a director and officer indemnification agreement with each of Mary Ann Hanley, Heather Hunt and Carol P. Wallace, in the form filed as Exhibit 10.1 of Form 8-K filed with the Securities and Exchange Commission on November 15, 2016.

Amendment of Compensation Plans

In connection with the Merger, the Company has amended the SJW Group Executive Severance Plan to exclude from eligibility for such plan any individual who is (i) employed by Connecticut Water Service, Inc. or any of its subsidiaries, (ii) has an employment agreement with Connecticut Water Service, Inc. or (iii) is eligible to participate under the Change in Control Severance Plan established on December 8, 2017 for certain eligible employees of Connecticut Water Service, Inc., Connecticut Water Company, Maine Water Company, and their affiliates. This amendment became effective as of the Effective Time. The foregoing description of the amendment to the SJW Group Executive Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the amendment to the SJW Group Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

Also in connection with the Merger, the San Jose Water Company Executive Supplemental Retirement Plan and the San Jose Water Company Cash Balance Executive Supplemental Retirement Plan were amended to clarify that only employees of San Jose Water Company are eligible employees who may be selected to participate under those plans. These amendments became effective as of the Effective Time. The foregoing description of the amendments to the San Jose Water Company Executive Supplemental Retirement Plan and the San Jose Water Company Cash Balance Executive Supplemental Retirement Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the amendments to the San Jose Water Company Executive Supplemental Retirement Plan and the San Jose Water Company Cash Balance Executive Supplemental Retirement Plan, copies of which are attached hereto as Exhibits 10.4 and 10.5 and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 9, 2019, the Company and CTWS issued a joint press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, attached hereto, is being furnished and, as a result, such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the benefits expected from the Merger will not be realized; (2) the risk that the integration of CTWS will be more difficult, time-consuming or expensive than anticipated; (3) the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized debt-to-equity ratios, capital expenditures and other decisions; (4) the outcome of the California Public Utilities Commission’s investigation into the Merger; (5) litigation, including litigation relating to the Merger; (6) changes in demand for water and other products and services; (7) unanticipated weather conditions; (8) climate change and the effects thereof; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the Company’s facilities, operations, financial condition, results of operations and reputation; (10) unexpected costs, charges or expenses resulting from the Merger; (11) the Company’s ability to successfully evaluate investments in new business and growth initiatives; (12) the risk of work stoppages, strikes and other labor-related actions; (13) changes in general economic, political, business and financial market conditions; (14) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of the Company’s outstanding indebtedness, and general market and economic conditions; and (15) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2018 and the Company’s Form 10-Q for the quarter ended June 30, 2019. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and we undertake no obligation to update or revise any forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Note Purchase Agreement among SJW Group and Purchasers listed therein, dated October 8, 2019.

10.2	Amended and Restated Director Compensation and Reimbursement Policy effective as of October 9, 2019

10.3	Fourth Amendment to the SJW Group Executive Severance Plan, dated October 9, 2019

10.4	Sixth Amendment to the San Jose Water Company Cash Balance Executive Supplemental Retirement Plan, dated October 9, 2019

10.5	Second Amendment to the San Jose Water Company Executive Supplemental Retirement Plan, dated October 9, 2019

99.1	Joint Press Release, dated October 9, 2019

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: October 9, 2019	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer